5 December 2008

Constitution of
Wavesound Pty Ltd

ACN 134 500 879

Contents

1	Name of Corporation		1

2	Status of the Constitution		1

	2.1	Constitution of the Company	1
	2.2	Replaceable Rules	1

3	Interpretation		1

	3.1	Definitions	1
	3.2	Interpretation	2

4	Member’s liability		2

	4.1	Liability to contribute	2
	4.2	Limited liability	2

5	Member resolutions		3

	5.1	Written resolutions	3
	5.2	Minutes	3

6	Appointment and removal of Directors		3

	6.1	Number of Directors	3
	6.2	Appointment of Directors	3
	6.3	Removal of Director	3
	6.4	Confirmation of appointment	3
	6.5	Cessation of directorship	4
	6.6	Resignation of Directors	4

7	Powers and duties of Board		4

8	Negotiable instruments		5

9	Managing Director		5

10	Alternate Directors		5

	10.1	Appointment and terms of appointment	5
	10.2	No liability	6
	10.3	Remuneration of alternate	6
	10.4	Notice and attendance at Board meetings	6
	10.5	Voting of alternate	6
	10.6	Termination of appointment of alternate	6
	10.7	Cessation of appointment of alternate	7

11	Remuneration and reimbursement for expenses		7

	11.1	Remuneration of Director	7
	11.2	Reimbursement of expenses	7

12	Board meetings		7

	12.1	Convening meetings	7
	12.2	Notice of meetings	7
	12.3	Omission to give notice	7

	12.4	Use of technology	8
	12.5	Quorum at meetings	8
	12.6	Chair of meetings	8
	12.7	Passing resolutions at meetings	8
	12.8	Casting vote	9
	12.9	Conduct of meetings	9
	12.10	Written resolutions	9
	12.11	Minutes of meetings	9
	12.12	Committee meetings	9

13	Director’s interests		9

	13.1	Declaration of interest	9
	13.2	Voting by interested Directors	10

14	Appointment of Secretary		10

15	Seal		10

16	Financial records		11

	16.1	Member's access to financial records	11
	16.2	Directors’ access to financial records	11
	16.3	Access to financial records after ceasing to be a Director	11

17	Notices		11

	17.1	General	11
	17.2	How to give a communication	11
	17.3	Communications by post	11
	17.4	Communications by fax	12
	17.5	Communications by email	12
	17.6	After hours communications	12

18	Indemnity and insurance		12

	18.1	Indemnity	12
	18.2	Documenting indemnity	13
	18.3	Insurance	13

19	Winding up		13

page ii

1	Name of Corporation

The name of the company is Wavesound Pty Ltd ACN 134 500 879

2	Status of the Constitution

2.1	Constitution of the Company

This is the constitution of the Company.

2.2	Replaceable Rules

This Constitution displaces the Replaceable Rules, accordingly, none of the Replaceable Rules apply.

3	Interpretation

3.1	Definitions

In this Constitution:

Associated Company means a Group Company and any other company in which the Company has an interest.

Board means the Directors and alternates present at a meeting, duly convened as a Board meeting, at which a quorum is present.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney, New South Wales.

Company means Wavesound Pty Ltd ACN 134 500 879.

Constitution means the constitution for the time being of the Company as constituted by this document and any resolutions of the Company modifying this document.

Corporations Act means the Corporations Act 2001 (Cth).

Director means a person who is a director for the time being of the Company and Directors means more than one Director, and in relation to rules applying to meetings of the Board, including voting by Directors and material personal interests, references to Directors includes alternates.

Group Company means:

(a)	the Company; and

(b)	each of its subsidiaries from time to time.

Managing Director means any person appointed for the time being as a managing director of the Company.

Member means the person who is, or who is registered as, the member of the Company.

Register of Members means the register of Members maintained pursuant to the Corporations Act.

Replaceable Rules means the replaceable rules applicable to a proprietary limited company with share capital set out in the Corporations Act.

Seal means the common seal for the time being of the Company.

Secretary means any person appointed for the time being as, or to perform the functions of, secretary of the Company.

Share means any share in the share capital of the Company, and Shares means more than one Share.

3.2	Interpretation

In this Constitution:

(a)	the words “including”, “include” and “includes” are to be construed without limitation;

(b)
a reference to legislation is to be construed as a reference to that legislation, any subordinate legislation under it, and that legislation and subordinate legislation as amended, re-enacted or replaced for the time being;

(c)	headings are used for convenience only and are not intended to affect the interpretation of this Constitution; and

(d)	a word or expression defined in the Corporations Act and used, but not defined, in this Constitution has the same meaning given to it in the Corporations Act.

4	Member’s liability

4.1	Liability to contribute

Subject to this Constitution, the Member, and each person who was a Member during the year ending on the day of the commencement of the winding up of the Company undertakes to contribute to the property of the Company for:

(a)	payment of debts and liabilities of the Company;

(b)	payment of the costs, charges and expenses of winding up; and

(c)	any adjustment of the rights of the contributories among Members.

4.2	Limited liability

The amount that the Member or any past Member is liable to contribute is limited to the amount unpaid on each partly paid Share of which that person is or was the registered holder.

5	Member resolutions

5.1	Written resolutions

The Member may pass a resolution by the Member recording it and signing the record.

5.2	Minutes

(a)	Within one month after the Member passes a resolution, the record of the resolution must be recorded in a minute book.

(b)	A Director must sign the minutes within one month after the passing of the resolution.

(c)	The minute books must be kept at the registered office.

(d)	The Member may inspect the minute books between the hours of 9.00 am and 5.00 pm on any Business Day. No amount may be charged for inspection.

6	Appointment and removal of Directors

6.1	Number of Directors

(a)	The number of Directors must not be less than one. At least one Director must reside ordinarily in Australia.

(b)	Notwithstanding any other rule, if there is only one Director, that Director may act as the sole Director of the Company. The sole Director must reside ordinarily in Australia.

6.2	Appointment of Directors

(a)
Subject to this Constitution, the Board may by resolution at a Board meeting appoint a natural person as a Director, as an additional Director or to fill the office of a Director vacated when a Director ceases to be a Director.

(b)
An appointment of a person as a Director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a Director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

6.3	Removal of Director

(a)	The Company may remove a Director by resolution.

(b)	On the removal of a Director, the Company may by resolution appoint another person as a Director instead.

6.4	Confirmation of appointment

If a person is appointed as a Director by the Board, the Company must confirm the appointment by resolution within two months after the appointment is made.  If the appointment is not confirmed, the person ceases to be a Director at the conclusion of that period.

6.5	Cessation of directorship

A person ceases to be a Director and the office of Director is vacated if the person:

(a)	having been appointed by the Board as a Director, the appointment is not confirmed by resolution of the Company within two months after the appointment is made;

(b)	is removed from office as a Director by a resolution of the Company;

(c)	resigns as a Director in accordance with this Constitution;

(d)	is subject to assessment or treatment under any mental heath law and the Board resolves that the person should cease to be a Director;

(e)	dies;

(f)	is disqualified from acting as a director under the Corporations Act.

(g)	is absent from Board meetings for a continuous period of [number] months without leave of absence from the Board and the Board resolves that the Director’s office should be vacated; or

(h)	is required by the Board to resign or vacate the office of Director.

6.6	Resignation of Directors

A Director may resign from the office of Director by giving notice of resignation to the Company at its registered office.

7	Powers and duties of Board

(a)	Subject to this Constitution and the Corporations Act, the activities of the Company are to be managed by, or under the direction of, the Board.

(b)	Subject to this Constitution and the Corporations Act, the Board may exercise all powers of the Company that are not required to be exercised by the Company.

(c)	The powers of the Board include the power to:

(i)	borrow or otherwise raise money;

(ii)	mortgage, charge (including in the form of a floating charge) any of the Company’s assets (both present and future); and

(iii)	issue debentures and other securities, and any instrument (including any bond).

(d)	The Board may delegate any of its powers to:

(i)	a Director;

(ii)	a committee of Directors;

(iii)	an employee of the Company; or

(iv)	any other person.

(e)	The Directors may act in the best interests of the Company’s holding company.

8	Negotiable instruments

All negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Board may determine.

9	Managing Director

(a)	The Board may appoint one or more of the Directors to the office of Managing Director for such period, and on such terms (including as to remuneration), as the Board determines.

(b)	The Board may confer on a Managing Director any of the powers that the Board may exercise.

(c)	The Board may vary or revoke a conferral of any power on the Managing Director.

(d)	The Board may at any time vary or revoke an appointment of a Managing Director.

(e)	A person ceases to be a Managing Director if they cease to be a Director.

10	Alternate Directors

10.1	Appointment and terms of appointment

(a)	If a Director wishes to appoint a person as an alternate, that Director must give notice to the Company detailing:

(i)	the name, experience and qualifications of the person;

(ii)
the terms upon which the Director intends to appoint the person as an alternate, including whether the person is to exercise some or all of the powers of the Director and the proposed terms of the appointment; and

(iii)	whether or not the alternate is to get notice of each meeting the Director is entitled to attend.

(b)	The Board may ask for further information from the alternate in relation to the alternate’s qualifications and experience.

(c)	If the alternate is a Director, the appointment will take effect immediately.

(d)
If the alternate is not a Director, at the first meeting of the Board after the notice of the proposed appointment has been received by the Board, the Board must consider the proposed appointment and either accept or reject the appointment.  If the Board accepts the appointment of the alternate, the Director may appoint the person on the terms of appointment.

(e)
Where the alternate is not a Director, an appointment of a person as an alternate is not effective until a signed consent to the appointment is provided by that person to the Company.  Accordingly, such an appointment will take effect on the later of the date of appointment and the date on which the Company received the signed consent.

(f)	An alternate is not an agent of the Director appointing the alternate.

10.2	No liability

The Company is not responsible for ensuring that the terms of appointment of an alternate are complied with and accordingly, is not liable if those terms are not complied with.

10.3	Remuneration of alternate

An alternate is not entitled to receive any fee (or other remuneration) from the Company for services performed as an alternate.

10.4	Notice and attendance at Board meetings

If the notice appointing the alternate provides that the alternate is to receive notice of Board meetings, the Company must provide each alternate with notice.  By notice to the Company, the Director who appointed an alternate may at any time require that the notice of Board meetings cease to be given to the alternate.  An alternate may not attend any board meeting at which the Director who appointed the alternate is present, except where the alternate is appointed by more than one Director and the alternate is attending that Board meeting in respect of a Director who is not present.

10.5	Voting of alternate

An alternate is entitled to a vote for each Director that the alternate represents in addition to any vote the alternate may have as a Director in the alternate’s own right.

10.6	Termination of appointment of alternate

(a)	A Director who appointed an alternate may terminate the appointment of the alternate at any time by notice to the alternate, the Directors and the Company.

(b)	An alternate may terminate the alternate's appointment at any time by notice to the Directors and the Company.

(c)	A termination of appointment does not take effect until the Company has received notice of termination.

10.7	Cessation of appointment of alternate

An alternate ceases to be an alternate if the person who appointed that alternate ceases to be a Director.

11	Remuneration and reimbursement for expenses

11.1	Remuneration of Director

The Company may pay a Director any fee (or other remuneration) it determines by resolution for services performed as a Director.

11.2	Reimbursement of expenses

Directors and alternates are entitled to be reimbursed by the Company for reasonable costs and expenses incurred or to be incurred in connection with:

(a)	attendance at meetings of the Board or committees of the Board; and

(b)	the Company’s business.

12	Board meetings

12.1	Convening meetings

(a)	In the ordinary course, the Secretary will convene Board meetings in accordance with the determinations of the Board.

(b)	A Director may at any time convene a Board meeting by notice to the other Directors.

12.2	Notice of meetings

(a)	Reasonable notice of each Board meeting must be given to the Directors and each alternate entitled to receive notice (if any).

(b)	Each notice must state:

(i)	the date, time and place (or places) of the meeting;

(ii)	the general nature of the business to be conducted at the Board meeting; and

(iii)	any proposed resolutions.

12.3	Omission to give notice

No resolution passed at or proceedings at any Board meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

(a)	that meeting;

(b)	any change of place (or places) of that Board meeting;

(c)	postponement of that Board meeting; or

(d)	resumption of that adjourned Board meeting.

12.4	Use of technology

(a)
A Board meeting may be convened or held using any technology consented to by all.  The consent may be a standing one.  A Director may withdraw consent to the use of a particular technology within a reasonable time period before a Board meeting.

(b)
If a number of Directors equal to the quorum is able to hear or to see and to hear each other Director contemporaneously using any technology consented to by all Directors, there is a meeting and that meeting is quorate. The rules relating to meetings of Directors apply to each such meeting.

(c)	A Director participating at a meeting using technology consented to by all Directors is treated as being present in person at the meeting.

(d)	A meeting using technology consented to by all Directors is to be taken to be held at the place determined by the chair of the meeting.

(e)	A Director may not leave a meeting using technology consented to by all Directors unless the chair consents to that Director leaving.

(f)
A Director is presumed conclusively to have been present and to have formed part of a quorum at all times during a meeting using technology consented to by all Directors, unless the chair consents to that Director leaving in which case that Director will be treated as having been present until that Director leaves.

12.5	Quorum at meetings

(a)	A quorum at a Board meeting is at least [number] of the Directors present in person. The quorum must be present at all times during the Board meeting.

(b)	If there is only one Director, that sole Director must pass resolutions in writing by recording each resolution and signing the record of that resolution.

12.6	Chair of meetings

(a)
At the first Board meeting a chair will be elected from the Directors present in person (not by alternate).  The person that has been elected as chair may chair each subsequent Board meeting.  At any subsequent Board meeting, a new chair may be elected.  On the election of the new chair, the new chair will chair subsequent Board meetings. The Directors may elect a Director to chair a Board meeting by a majority vote.

(b)
If the chair is not present within 30 minutes after the time appointed for a Board meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that Board meeting, the Directors present may elect a Director present to chair that Board meeting.

12.7	Passing resolutions at meetings

(a)	A resolution of the Board must be passed by a majority of the votes cast by the Directors entitled to vote on the resolution.

(b)	Each Director present in person or by alternate is entitled to vote and has one vote.

12.8	Casting vote

If on any resolution an equal number of votes is cast for and against a resolution, the chair has a casting vote.

12.9	Conduct of meetings

The chair of each Board meeting has charge of conduct of that meeting, of the procedures to be adopted and the application of those procedures at that meeting.

12.10	Written resolutions

The Board may pass a resolution without a Board meeting being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.  For this purpose, signatures can be contained in more than one document, with each document to be identical to each other document.

12.11	Minutes of meetings

(a)	Within one month after each Board meeting, the Directors must record or cause to be recorded in the minute books:

(i)	the proceedings and resolutions of each Board meeting; and

(ii)	all resolutions passed without a Board meeting.

(b)	The chair, or the chair of the next Board meeting, must sign the minutes within one month after the meeting.

(c)	The minute books must be kept at the registered office.

(d)	The Directors may inspect the minute books between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

12.12	Committee meetings

The Board will determine how meetings of any committee of the Board are to be conducted, including the procedures to be adopted and the application of those procedures.

13	Director’s interests

13.1	Declaration of interest

(a)
Any Director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the Director might have duties or interests which conflict or may conflict either directly or indirectly with the Director’s duties or interests as a Director, must give the Board notice of the interest at a Board meeting.

(b)	A notice of a material personal interest must set out:

(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company.

(c)	The notice must be provided to the Board at a Board meeting as soon as practicable.

13.2	Voting by interested Directors

A Director who has a material personal interest in a matter that is being considered at a Board meeting:

(a)	must not vote on the matter at a meeting; and

(b)	must not be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

If a Director who has a material personal interest in a matter that is being considered at a Board meeting and has provided notice to the Board in accordance with this Constitution:

(a)	the Director may vote on the matter at a meeting;

(b)	any transactions that relate to the material personal interest may proceed;

(c)	the Director may retain benefits under the transaction even though the Director has a material personal interest; and

(d)	the Company cannot avoid the transaction merely because of the existence of the interest.

14	Appointment of Secretary

(a)	The Board may appoint a natural person to act as Secretary on the terms and for such a period as the Board may determine.

(a)	The Company must have at least one Secretary. The Board has the power to appoint a natural person to act as secretary on the terms and for such period as the Board may determine.

(b)	Any Secretary appointed may be removed at any time by the Board.

15	Seal

(a)	If the Company has a Seal the Directors must provide for the safe custody of the Seal (and any duplicate of it).

(b)	The Seal (and any duplicate of it) must not be used without the prior authority of the Board, and when used, the Seal must be used in accordance with any direction of the Board.

(c)	If a document is to be executed by the use of the Seal, the fixing of the Seal must be witnessed by two Directors or a Director and Secretary.

16	Financial records

16.1	Member's access to financial records

The Board or the Company may by resolution authorise the Member to inspect books of the Company.

16.2	Directors’ access to financial records

Any Director may at any time access and inspect any financial record of the Company.

16.3	Access to financial records after ceasing to be a Director

The Board may determine that any person who is to cease or has ceased to be a Director may continue to have access to and inspect any financial record of the Company relating to the time during which the person was a Director.

17	Notices

17.1	General

Any notice, statement or other communication under this Constitution must be in writing, except that any notice convening a Board meeting does not need to be in writing.

17.2	How to give a communication

In addition to any other way allowed by the Corporations Act, a notice or other communication may be given by being:

(a)	personally delivered;

(b)	left at the person’s current address as recorded in the Register of Members;

(c)	sent to the person’s address as recorded in the Register of Members by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by fax to the person’s current fax number for notices; or

(e)	sent by email to the person’s current email address for notices.

17.3	Communications by post

A communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting;

(b)	outside Australia to an address outside Australia, ten Business Days after posting.

17.4	Communications by fax

A communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee.  That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

17.5	Communications by email

A communication is given if sent by email, when the information system from which the email was sent produces a confirmation of delivery report which indicates that the email has entered the information system of the recipient, unless the sender receives a delivery failure notification, indicating that the email has not been delivered to the information system of the recipient.

17.6	After hours communications

If a communication is given:

(a)	after 5:00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9:00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

18	Indemnity and insurance

18.1	Indemnity

(a)
To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company must indemnify each officer, Director and Secretary or any person who has been an officer, Director or Secretary of the Company out of the assets of the Company against any liability, loss, damage, cost, or expense incurred or to be incurred by the officer, Director or Secretary in or arising out of the conduct of any activity of the Company or in or arising out of the proper performance of the officer’s, Director’s or Secretary’s duties including any liability, loss, damage, cost, charge and expense incurred by that officer, Director or Secretary in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by the officer, Director or Secretary, in which judgment is given in the officer’s, Director’s or Secretary’s favour or in which the officer, Director or Secretary is acquitted or in connection with any application in relation to any such proceedings in which relief is granted by the court to the officer, Director or Secretary.

(b)
This indemnity is not intended to indemnify any officer, Director or Secretary in respect of any liability in respect of which the Company must not give an indemnity, and should be construed and, if necessary, read down accordingly.

18.2	Documenting indemnity

The Company may enter into an agreement containing an indemnity in favour of any officer, Director or Secretary.  The Board will determine the terms of the indemnity contained in the agreement.

18.3	Insurance

(a)
To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company may pay any premium in respect of a contract of insurance between an insurer and an officer, Director or Secretary of the Company in respect of the liability suffered or incurred in or arising out of the conduct of any activity of the Company and the proper performance by the officer, Director or Secretary of any duty.

(b)	If the Board determines, the Company may execute a document containing rules under which the Company agrees to pay any premium in relation to such a contract of insurance.

19	Winding up

If the Company is wound up any property that remains after satisfaction of all debts and liabilities of the Company and the payment of the costs, charges and expenses of winding up must be distributed to the Member.